Home Equity Loan Backed Term Notes, GMACM Series 2000-HE2 Class A-1
                                      Payment Date   12/26/2000

Servicing Certificate

Beginning Pool Balance                              444,293,542.48
Beginning PFA                                                 0.00
Ending Pool Balance                                 441,827,920.51
Ending PFA Balance                                               -
Principal Collections                                18,767,184.42
Principal Draws                                       7,829,849.83

Net Principal Collections                                        -
Active Loan Count                                           15,968

Current Month Repurchases                                94,497.56

Current Month Repurchases - Due to Delinquency                   -

Interest Collections                                  3,810,792.62

Weighted Average Net Loan Rate                           10.43840%
Substitution Adjustment Amount                                0.00

Note Rate                                                 6.83750%

Term Notes                                             Amount        Factor
----------                                             ------        ------
Beginning Balance                                   451,475,000.00  1.0000000
Ending Balance                                      451,475,000.00  1.0000000
Principal                                                        -  0.0000000
Interest                                              2,486,718.03  5.5079861


Interest Shortfall                                            0.00  0.0000000
Security Percentage                                        100.00%

Variable Funding Notes                                 Amount
----------------------                                 ------
Beginning Balance                                             0.00
Ending Balance                                                0.00
Principal                                                     0.00
Interest                                                      0.00
Interest Shortfall                                            0.00
Security Percentage                                          0.00%


Certificates                                                  0.00



Beginning Overcollateralization Amount                3,787,463.69
Overcollateralization Amount Increase (Decrease)      1,263,262.18
Outstanding Overcollateralization Amount              5,050,725.87
Overcollateralization Target Amount                   7,900,812.50

Credit Enhancement Draw Amount                                0.00
Unreimbursed Prior Draws                                      0.00


                                                                     Number   Percent
                                                           Balance  of Loans  of
                                                                              Balance

Delinquent Loans (30 Days)                            3,132,833.25    115      0.71%
Delinquent Loans (60 Days)                              838,847.35     30      0.19%
Delinquent Loans (90+ Days) (1)                         638,600.97     23      0.14%
Foreclosed Loans                                                 -     0       0.00%
REO                                                           0.00     0       0.00%

(1) 90+ Figures Include Foreclosures, REO and Bankruptcies

                                                             Liquidation To-Date

Beginning Loss Amount                                         0.00
Current Month Loss Amount                                16,125.00
Ending Loss Amount                                       16,125.00

                                                   Special Hazard    Fraud         Bankruptcy

Beginning Amount                                              0.00      0.00     0.00
Current Month Loss Amount                                     0.00      0.00     0.00
Ending Amount

                                                                 -          -        -

Liquidation Loss Distribution Amounts                         0.00
Extraordinary Event Losses                                    0.00
Excess Loss Amounts                                      16,125.00

Capitalized Interest Account

Beginning Balance                                             0.00
Withdraw relating to Collection Period                        0.00
CIA Remaining Balance due to GMAC - End of                    0.00
Pre-Funding Period
Interest Earned (Zero, Paid to Funding Account)               0.00
Total Ending Capitalized Interest Account Balance             0.00
as of Payment Date
Interest earned for Collection Period                         0.00
Interest withdrawn related to prior Collection                0.00
Period

Funding Account

Beginning Funding Account Balance                    10,968,921.21

Deposit to Funding Account                           12,216,721.77

Payment for Additional Purchases                     (8,487,837.62)

Ending Funding Account Balance as of Payment Date    14,697,805.36

Interest earned for Collection Period                     9,941.07

Interest withdrawn related to prior Collection
Period                                                    9,799.14

Prefunding Account

Beginning Balance                                             0.00
Additional Purchases during Revolving Period                  0.00
Excess of Draws over Principal Collections                    0.00
Total Ending Balance as of Payment Date                       0.00
Interest earned for Collection Period                         0.00
Interest withdrawn related to prior Collection                0.00
Period

Reserve Account

Beginning Balance                                             0.00
Deposits to Reserve Account for current Payment               0.00
Date
Withdrawals from Reserve Account for current                  0.00
Payment Date
Total Ending Reserve Account Balance as of                    0.00
current Payment Date
Interest earned for Collection Period                         0.00
Interest withdrawn related to prior Collection                0.00
Period


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       Home Equity Loan-Backed Term Notes, GMACM Series 2000-HE2 Class A-2
                             Payment Date 12/26/2000

Servicing Certificate
Beginning Pool Balance                               63,054,588.38
Beginning PFA                                                 0.00
Ending Pool Balance                                  61,667,132.23
Ending PFA Balance                                               -
Principal Collections                                 3,900,664.62
Principal Draws                                       1,028,036.24
Net Principal Collections                                        -
Active Loan Count                                              900

Current Month Repurchases                                        -
Current Month Repurchases - Due to Delinquency                   -


Interest Collections                                    504,575.80

Weighted Average Net Loan Rate                            9.80019%
Substitution Adjustment Amount                                0.00

Note Rate                                                 6.90750%

Term Notes                                             Amount         Factor
----------                                             ------         ------
Beginning Balance                                    65,000,000.00    1.0000000
Ending Balance                                       65,000,000.00    1.0000000
Principal                                                        -    0.0000000
Interest                                                361,684.38    5.5643751

Interest Shortfall                                            0.00    0.0000000
Security Percentage                                        100.00%

Variable Funding Notes                                 Amount
----------------------                                 ------
Beginning Balance                                             0.00
Ending Balance                                                0.00
Principal                                                     0.00
Interest                                                      0.00
Interest Shortfall                                            0.00
Security Percentage                                           0.00%


Certificates                                                  0.00



Beginning Overcollateralization Amount                  416,883.37
Overcollateralization Amount Increase (Decrease)        137,167.36
Outstanding Overcollateralization Amount                554,050.73
Overcollateralization Target Amount                   1,137,500.00

Credit Enhancement Draw Amount                                0.00
Unreimbursed Prior Draws                                      0.00


                                                                      Number        Percent
                                                           Balance   of Loans      of Balance
Delinquent Loans (30 Days)                              239,226.83      4            0.39%
Delinquent Loans (60 Days)                                       -      0            0.00%
Delinquent Loans (90+ Days) (1)                                  -      0            0.00%
Foreclosed Loans                                                 -      0            0.00%
REO                                                           0.00      0            0.00%

(1) 90+ Figures Include Foreclosures, REO and Bankruptcies

                                                             Liquidation To-Date
Beginning Loss Amount                                         0.00
Current Month Loss Amount                                     0.00
Ending Loss Amount                                            0.00

                                                   Special Hazard     Fraud        Bankruptcy
Beginning Amount                                              0.00         0.00             0.00
Current Month Loss Amount                                     0.00         0.00             0.00
Ending Amount                                                    -            -                -

Liquidation Loss Distribution Amounts                         0.00
Extraordinary Event Losses                                    0.00
Excess Loss Amounts                                           0.00

Capitalized Interest Account
Beginning Balance                                             0.00
Withdraw relating to Collection Period                        0.00
CIA Remaining Balance due to GMAC - End of                    0.00
Pre-Funding Period
Interest Earned (Zero, Paid to Funding Account)               0.00
Total Ending Capitalized Interest Account Balance             0.00
as of Payment Date
Interest earned for Collection Period                         0.00
Interest withdrawn related to prior Collection                0.00
Period

Funding Account
Beginning Funding Account Balance                     2,362,294.99
Deposit to Funding Account                            3,009,795.74
Payment for Additional Purchases                     (1,485,172.23)
Ending Funding Account Balance as of Payment Date     3,886,918.50
Interest earned for Collection Period                     2,140.94
Interest withdrawn related to prior Collection period     2,838.73

Prefunding Account
Beginning Balance                                             0.00
Additional Purchases during Revolving Period                  0.00
Excess of Draws over Principal Collections                    0.00
Total Ending Balance as of Payment Date                       0.00
Interest earned for Collection Period                         0.00
Interest withdrawn related to prior Collection                0.00
Period

Reserve Account
Beginning Balance                                             0.00
Deposits to Reserve Account for current Payment               0.00
Date
Withdrawals from Reserve Account for current                  0.00
Payment Date
Total Ending Reserve Account Balance as of                    0.00
current Payment Date
Interest earned for Collection Period                         0.00
Interest withdrawn related to prior Collection                0.00
Period


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